                                                                    Exhibit 99.3


          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     Terms used in this Exhibit 99.3 with initial capital letters that are not otherwise defined herein are used herein with the meanings ascribed thereto in the Current Report on Form 8-K to which this Exhibit 99.3 is attached. For purposes of this Exhibit 99.3, the term "Financings" refers collectively to (i) the offering and sale of the Senior Notes, (ii) the entering into of, and initial borrowings under, the New Credit Facilities, and (iii) the refinancing of the Corporation's bank credit facilities existing immediately prior to Closing. The Corporation is hereinafter sometimes referred to as "MK."

     The following unaudited pro forma condensed combined financial statements have been prepared by applying pro forma adjustments to the historical financial statements of the Corporation included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 3, 1999 and the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 3, 2000, the historical financial statements of the Purchased Business attached as Exhibit
99.2 to the Current Report on Form 8-K to which this Exhibit 99.3 is attached and the historical financial statements of the government and environmental services businesses of CBS Corporation (formerly known as Westinghouse Electric Corporation) (the "Westinghouse Businesses") attached as Exhibit 99.1 to the Corporation's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 7, 1999 and should be read in conjunction with such historical financial statements.

     The pro forma adjustments give effect to the following transactions (collectively, the "Transactions"): (i) the Acquisition, (ii) the Financings,
(iii) the Corporation's acquisition of the Westinghouse Businesses on March 22, 1999, but only to the extent the Westinghouse Businesses are not included in the Corporation's historical financial statements, and (iv) the payment of transaction fees and expenses relating to the foregoing transactions.

     The unaudited pro forma condensed combined balance sheet as of March 3, 2000 gives effect to the Transactions, other than the acquisition of the Westinghouse Businesses, as if they had occurred on that date. The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 3, 1999 and the fiscal quarter ended March 3, 2000 give effect to the Transactions as if they had occurred on December 1, 1998. The unaudited pro forma condensed combined financial statements are for informational purposes only, do not purport to represent what the Corporation's financial position or results of operations would actually have been had the Transactions in fact occurred as of the assumed dates, and are not necessarily indicative of the Corporation's results of operations or financial position for any future period or date. The pro forma adjustments, as described in the accompanying notes, are based on available information and upon various assumptions that the Corporation believes are reasonable.

     The unaudited pro forma condensed combined balance sheet at March 3, 2000 combines the Corporation's consolidated balance sheet at March 3, 2000 and REC's balance sheet at April 2, 2000. The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 3, 1999 combines the Corporation's consolidated statement of operations for the fiscal year ended December 3, 1999, REC's statement of operations for the fiscal year ended December 31, 1999 and the Westinghouse businesses' results of operations from January 1, 1999 to March 22, 1999, the date on which those businesses were acquired by the Corporation. The unaudited pro forma condensed combined statement of operations for the quarter ended March 3, 2000 combines the Corporation's consolidated statement of operations for the quarter ended March 3, 2000 and REC's statement of operations for the three months ended April 2, 2000.

     Under the terms of the Stock Purchase Agreement, Raytheon has agreed to retain the risk of financial loss on four large contracts in progress as to which RECI Subsidiaries are liable. Raytheon will be required to indemnify the Corporation against any losses arising from the contracts, with minor exceptions. Raytheon, rather than the Corporation, will retain liability for all risk of financial loss on the contracts. See (b)(i) of Note 3 to the pro forma condensed combined statements of operations.

     The Acquisition will be accounted for using purchase accounting in accordance with Accounting Principles Board Opinion No. 16 "Business Combinations" ("APB 16"). Under purchase accounting, the total purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values as of the purchase date. A preliminary allocation of the aggregate purchase price has been made in the following unaudited pro forma condensed combined financial statements based upon the Corporation's preliminary estimates and is subject to change when final valuations become available. The Corporation believes further refinement is impractical to perform at this time. However, the Corporation does not expect the final allocation of the purchase price to differ materially from the preliminary allocation.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                          Year Ended December 3, 1999

                      (In millions except per share data)

                            MK Pro Forma
                                for                                  Pro Forma
                            Westinghouse               Pro Forma      for the
                           Acquisition(1)  REC(2)    Adjustments(3) Transactions
                           -------------- ---------  -------------- ------------
Revenue..................    $ 2,327.9    $ 2,675.7      $ 37.5 (a)  $ 5,041.1
Cost of revenue..........     (2,208.6)    (2,667.9)      139.0 (b)   (4,737.5)
                             ---------    ---------      ------      ---------
Gross profit.............        119.3          7.8       176.5          303.6
General and
 administrative expense..        (26.0)       (21.3)        3.7 (c)      (43.6)
Goodwill amortization....        (16.0)       (13.5)      (18.6)(d)      (48.1)
                             ---------    ---------      ------      ---------
Operating income (loss)..         77.3        (27.0)      161.6          211.9
Investment income........          3.4          --          --             3.4
Interest expense(4)......         (9.5)       (33.1)      (37.0)(f)      (79.6)
Loss on sale of
 receivables.............          --         (10.8)        --           (10.8)
Other income (expense),
 net.....................          9.7         (6.4)        --             3.3
                             ---------    ---------      ------      ---------
Income (loss) before
 income tax expense and
 minority interests......         80.9        (77.3)      124.6          128.2
Income tax (expense)
 benefit(4)..............        (29.9)        30.1       (49.8)(g)      (49.6)
                             ---------    ---------      ------      ---------
Net income (loss) before
 minority interests......         51.0        (47.2)       74.8           78.6
Minority interests.......         (4.6)         --          --            (4.6)
                             ---------    ---------      ------      ---------
Net income (loss) from
 continuing operations...    $    46.4    $   (47.2)     $ 74.8      $    74.0
                             =========    =========      ======      =========
Income per share
 Basic...................    $     .88                               $    1.40
 Diluted.................    $     .88                               $    1.40
Common shares used to
 compute income per share
 Basic...................         52.7                                    52.7
 Diluted.................         52.9                                    52.9

Other Data
EBITDA(5)................    $   118.0                               $   305.6
EBITDA margin(6).........          5.1%                                    6.1%
Adjusted EBITDA(7).......    $   111.0                               $   282.6
Total depreciation and
 amortization, net of
 minority interests'
 share(8)................    $    34.6                               $    94.0
Income tax (expense)
 benefit, net of minority
 interests' share(8).....    $    27.5                               $    47.2
Backlog, end of
 period(9)...............    $   3,328                               $   6,639

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                          Quarter Ended March 3, 2000

                      (In millions except per share data)

                                                                    Pro Forma
                                                      Pro Forma      for the
                                     MK    REC(2)   Adjustments(3) Transactions
                                   ------  -------  -------------- ------------
Revenue..........................  $572.8    760.6      $161.9 (a)   $1,495.3
Cost of revenue..................  (548.1)  (849.9)      (17.1)(b)   (1,415.1)
                                   ------  -------      ------       --------
Gross profit.....................    24.7    (89.3)      144.8           80.2
General and administrative
 expense.........................    (5.4)    (5.6)        1.2 (c)       (9.8)
Goodwill amortization............    (4.2)    (3.3)       (4.7)(d)      (12.2)
Discount on contract price for
 advance payment.................     --      (8.8)        --            (8.8)
Loss on sale of REC..............     --    (270.0)      270.0 (e)        --
                                   ------  -------      ------       --------
Operating income (loss)..........    15.1   (377.0)      411.3           49.4
Investment income................     0.7      --          --             0.7
Interest expense.................    (2.3)    (7.2)      (10.4)(f)      (19.9)
Loss on sale of receivables......     --      (3.2)        --            (3.2)
Other income (expense), net......     0.1     (1.7)        --            (1.6)
                                   ------  -------      ------       --------
Income (loss) before income tax
 expense and
 minority interests..............    13.6   (389.1)      400.9           25.4
Income tax (expense) benefit.....    (5.3)   125.9      (160.4)(g)      (39.8)
                                   ------  -------      ------       --------
 Net income (loss) before
  minority interests.............     8.3   (263.2)      240.5          (14.4)
Minority interests...............     0.7      --          --             0.7
                                   ------  -------      ------       --------
 Net income (loss) from
  continuing operations..........  $  9.0  $(263.2)     $240.5       $  (13.7)
                                   ======  =======      ======       ========
Income per share.................
 Basic...........................  $ 0.17                            $  (0.26)
 Diluted.........................  $ 0.17                            $  (0.26)
Common shares used to compute
 income per share................
 Basic...........................    52.4                                52.4
 Diluted.........................    52.4                                52.4

Other Data
EBITDA(5).......................................................     $   82.8
EBITDA margin(6)................................................          5.5%
Adjusted EBITDA(7)..............................................     $   78.8
Total depreciation and amortization, net of minority interests'
 share(8).......................................................     $   24.3
Income tax benefit, net of minority interests' share(8).........     $   40.3
Backlog, end of period(9).......................................     $  6,328

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       COMBINED STATEMENTS OF OPERATIONS

                      (In millions except per share data)

Note 1 MK Pro Forma for Westinghouse Acquisition

   On March 22, 1999, MK acquired the Westinghouse Businesses from CBS Corporation. The acquisition was accounted for under the purchase method of accounting. The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 3, 1999 presented below combines MK's consolidated statement of operations for the fiscal year ended December 3, 1999 and the Westinghouse Businesses, results of operations from January 1, 1999 to March 22, 1999, the date on which MK acquired those Businesses. MK's historical statement of operations includes the results of the Westinghouse Businesses from March 23, 1999 to December 3, 1999. The historical statement of operations of the Westinghouse Businesses reflects the results of those businesses from January 1, 1999 to March 22, 1999.

                                                                   MK Pro Forma
                                         Historical                    for
                            Historical  Westinghouse  Pro Forma    Westinghouse
                                MK       Businesses  Adjustments   Acquisition
                            ----------  ------------ -----------   ------------
Revenue...................  $ 2,248.2      $ 38.1      $ 41.6 (a)   $ 2,327.9
Cost of revenue...........   (2,130.0)      (36.8)      (41.8)(b)    (2,208.6)
                            ---------      ------      ------       ---------
Gross profit..............      118.2         1.3        (0.2)          119.3
General and administrative
 expense..................      (26.0)        --          --            (26.0)
Goodwill amortization.....      (12.6)        --         (3.4)(c)       (16.0)
                            ---------      ------      ------       ---------
Operating income..........       79.6         1.3        (3.6)           77.3
Investment income.........        3.4         --          --              3.4
Interest expense..........       (7.6)        --         (1.9)(d)        (9.5)
Other income/(expense),
 net......................        9.7         --          --              9.7
                            ---------      ------      ------       ---------
Income before income tax
 expense and minority
 interests................       85.1         1.3        (5.5)           80.9
Income tax (expense)
 benefit..................      (31.6)       (0.5)        2.2 (e)       (29.9)
                            ---------      ------      ------       ---------
Net income before minority
 interests................       53.5         0.8        (3.3)           51.0
Minority interests........       (5.2)       (0.2)        0.8 (f)        (4.6)
                            ---------      ------      ------       ---------
Net income................  $    48.3      $  0.6      $ (2.5)      $    46.4
                            =========      ======      ======       =========
Income per share..........
  Basic...................  $    0.92                               $     .88
  Diluted.................  $    0.91                               $     .88
Common shares used to
 compute income per
 share....................
  Basic...................       52.7                                    52.7
  Diluted.................       52.9                                    52.9

The following pro forma adjustments have been reflected:

(a) Revenue
  To record additional revenue to conform CBS Corporation's revenue recognition policy to MK's. Revenue on some contracts was recorded by CBS
  Corporation on a net fee basis. MK's revenue recognition policy is to record revenue and cost of revenue for those contracts reflecting an "at-risk" rather than an "agency" relationship for the contracts

(b) Cost of Revenue
  To record additional cost of revenue to conform CBS Corporation's revenue recognition policy to MK's to reflect some contracts on an "at-risk" rather than an "agency" relationship ................... $(41.6)


  To record additional depreciation expense associated with the fair value adjustment of property and equipment having an estimated life
  of four years........................................................    (.2)
                                                                        ------
                                                                        $(41.8)
                                                                        ======

(c) Goodwill Amortization
  To record amortization of goodwill resulting from the acquisition of the Westinghouse Businesses over a period of 20 years................ $ (3.7)

  To record a reduction in amortization expense associated with reductions in the excess cost over net assets acquired (goodwill) in the September 1996 acquisition of Morrison Knudsen Corporation ("Old
  MK") by Washington Construction Group, Inc., which changed its name to Morrison Knudsen Corporation, and a reduction in the valuation allowance of MK's deferred tax assets. The reductions result from MK's revaluation of estimated future taxable income considering the impact of the acquisition of the Westinghouse Businesses and the likelihood of the future realization of deductible temporary differences and net operating loss carryforwards of Old MK..............  .3
                                                                        ------
                                                                        $ (3.4)
                                                                        ======

(d) Interest Expense
  To record interest expense on borrowings under MK's bank credit facilities used to fund MK's share of the purchase price of the Westinghouse Businesses

(e) Income Tax Benefit
  To record income tax benefit related to purchase accounting and interest expense adjustment at an effective rate of 40%

(f) Minority Interest
  To record BNFL's minority interest in the income and results of operations of the Westinghouse Businesses............................ $  1.2

  To record minority interest in income tax benefit....................    (.4)
                                                                        ------
                                                                        $   .8
                                                                        ======

Note 2 Reclassification of Historical Statements of Operations of REC

   Reclassifications have been made to the historical statements of operations of REC to conform to the financial presentation of MK. Certain indirect costs of operations of regional offices presented as general and administrative expense of REC have been classified in the historical statements of operations of REC in the unaudited pro forma condensed combined statements of operations as cost of revenue. Goodwill amortization presented as cost of revenue by REC has been classified under the caption goodwill amortization in the unaudited pro forma condensed combined statements of operations. In addition, REC included as cost of revenue for the quarter ended April 2, 2000, $8.8 million of discount on contract price that was given to a power plant customer in return for a large advance payment used to reduce REC's financing costs. This amount has been reclassified as a separate component of operating income (loss) reflecting the financing characteristics of the transaction. No profit or loss impact resulted from these reclassifications.

                            Year ended                      Quarter ended
                         December 31, 1999                  April 2, 2000 Quarter ended
                           (as reported       Year ended    (as reported  March 3, 2000
                           in historical   December 3, 1999 in historical (as reported
                             financial     (as reported in    financial      in pro
                            statements)      pro formas)     statements)     formas)
                         ----------------- ---------------- ------------- -------------
Cost of revenue.........     $2,577.1          $2,667.9        $832.6        $849.9
General and
 administrative
 expense................        125.6              21.3          35.0           5.6
Goodwill amortization...          --               13.5           --            3.3
Discount on contract
 price for advance
 payment................          --                --            --            8.8
                             --------          --------        ------        ------
                             $2,702.7          $2,702.7        $867.6        $867.6
                             ========          ========        ======        ======

Note 3 Pro Forma Adjustments

   The following pro forma adjustments have been applied to the historical statements of operations of REC and MK to give effect to the Acquisition and the Financings as if they had occurred on December 1, 1998.

                                                    Year ended    Quarter ended
                                                 December 3, 1999 March 3, 2000
                                                 ---------------- -------------
(a)Revenue
  (i)Four Loss Contracts
    There are no revenue adjustments to the four
     contracts for which Raytheon has agreed to
     retain liability for all risk of financial
     loss. (See (b)(i) below)...................      $  --          $  --

  (ii)Other Contracts
    To record adjustments to revenue to conform
    REC's revenue recognition policy to MK's.
    Revenue on some contracts where significant
    components are procured in advance of
    installation were recorded by REC under the
    percentage of completion method using cost
    input (as costs are incurred) as a measure
    of progress. REC's revenue recognition
    policy generally results in more revenue
    recognized in the early stages of a
    contract. MK's revenue recognition policy is
    to record revenue for those contracts using
    direct labor hours as a measure of progress.
    MK's revenue recognition policy recognizes
    revenue more evenly over the life of a
    contract. Factors such as changes in the
    volume of new contracts, timing of contract
    completion and stage of contract completion
    resulted in an increase in revenue under
    MK's policy for the periods presented.......        43.8          163.5

  (iii)Synthetic Lease
    Reflects the reversal of the effect of a
    synthetic lease of construction equipment by
    REC from an affiliate. The lease has been
    terminated in accordance with the Stock
    Purchase Agreement..........................        (6.3)          (1.6)
                                                      ------         ------
                                                      $ 37.5         $161.9
                                                      ======         ======


(b) Cost of Revenue
  (i)Four Loss Contracts
    To adjust four contracts, for which
    Raytheon retains all risk of financial loss
    by indemnifying MK against any losses
    related to those contracts, to fair value
    and allow for a reasonable profit margin for
    completing those contracts in progress in
    accordance with Accounting Principles Board
    Opinion No. 16 (See (a)(i) above)...........      $167.6         $ 83.9

  (ii)Other Contracts
    To adjust contracts to fair value and allow
    for a reasonable profit margin for
    completing contracts in progress in
    accordance with Accounting Principles Board
    Opinion No. 16 ($28.8 in the year ended
    December 31, 1999 and $40.3 in the quarter
    ended March 3, 2000) and to record
    adjustments to cost of revenue to conform
    REC's revenue recognition policy to MK's.
    Cost of revenue on some contracts where
    significant components are procured in
    advance of installation were included in
    contract costs by REC. MK's revenue
    recognition policy is to defer such costs
    until installed or consumed on the contract
    ($(37.4) in the year ended December 31, 1999
    and $(129.9) in the quarter ended March 3,
    2000) (See (a)(ii) above)...................        (8.6)         (89.6)
                                                      ------         ------
                                                       159.0           (5.7)

                                                    Year ended    Quarter ended
                                                 December 3, 1999 March 3, 2000
                                                 ---------------- -------------
  (iii)Synthetic Lease
    To reverse the effect of a synthetic lease
    of construction equipment by REC from an
    affiliate. The lease has been terminated in
    accordance with the Stock Purchase Agreement
    (See (a)(iii) above)........................         5.1            1.3

  (iv)Pension Income
    To eliminate pension income associated with
    an overfunded pension plan to be retained by
    Raytheon under the terms of the Stock
    Purchase Agreement...........................       (14.3)         (10.0)

  (v)Amortization of Intangible Assets
    To record amortization expense of an
    intangible asset arising from the fair value
    of a right to receive payments under a
    provision in the Stock Purchase Agreement
    whereby MK will provide Raytheon with claim
    support and collection assistance on claims
    retained by Raytheon. The fair value was
    determined using the estimated future cash
    flows to be received under the agreement
    discounted at MK's cost of capital. The
    intangible asset is amortized over the
    three-year estimated life of the agreement
    ($(8.3) in Year ended December 31, 1999 and
    $(2.1) in Quarter ended March 3, 2000), and
    to record amortization expense of an
    intangible asset related to the fair value
    of a joint marketing agreement. The fair
    value was determined using the estimated
    future cash flows to be received under the
    agreement discounted at MK's cost of
    capital. The intangible asset is amortized
    over the 13 year life of the joint marketing
    agreement ($(2.5) in Year ended December 31,
    1999 and $(0.6) in Quarter ended March 3,
    2000).......................................       (10.8)          (2.7)
                                                      ------         ------
                                                      $139.0         $(17.1)
                                                      ======         ======
(c) General and Administrative Expense
  To eliminate legal fees incurred by REC which
  will be reimbursed by Raytheon under terms of
  the Stock Purchase Agreement. The legal fees
  are related to the pursuit and collection of
  certain outstanding claims retained by
  Raytheon......................................      $  4.5         $  1.4

  To record depreciation expense on the fair
  value of a corporate aircraft to be acquired
  from Raytheon under the terms of the Stock
  Purchase Agreement. The aircraft is
  depreciated over an estimated remaining life
  of 10 years...................................         (.8)           (.2)
                                                      ------         ------
                                                      $  3.7         $  1.2
                                                      ======         ======

(d) Goodwill Amortization
  To eliminate historical goodwill amortization
  expense of REC................................      $ 13.5         $  3.3

  To record the amortization of goodwill
  resulting from the Acquisition over a period
  of 20 years...................................       (32.1)          (8.0)
                                                      ------         ------
                                                      $(18.6)        $ (4.7)
                                                      ======         ======

(e) Loss on Sale of REC
  To eliminate a provision for loss on disposal of REC recorded in the REC historical statement of operations in the quarter ended
  March 3, 2000. The provision represents
  Raytheon's loss from the sale of REC to MK, recorded in the REC historical financial statement using push down accounting

(f) Interest Expense

                                                   Year ended     Quarter ended
                                                December 31, 1999 March 3, 2000
                                                ----------------- -------------
  To record pro forma interest expense
   associated with the Financings, calculated
   as follows:
  Estimated interest on new credit facilities:
   Senior revolving credit facility commitment
    fee (.375% on $500.0 million undrawn)......      $ (1.8)         $  (.5)
   Tranche A commitment fee (.375% on $100.0
    million undrawn)...........................         (.4)            (.1)
   Tranche B (10.06% on $400.0 million drawn)..       (40.2)          (10.0)
  Interest on the Notes (11% on $300.0
   million)....................................       (33.0)           (8.2)
                                                     ------          ------
                                                      (75.4)          (18.8)
  Amortization of financing fees on new credit
   facilities..................................        (4.2)           (1.1)
                                                     ------          ------
   Total interest expense associated with the
    Financings.................................       (79.6)          (19.9)
  To eliminate interest expense associated with
   the existing line of credit which was
   extinguished as a condition of the
   Financings .................................         9.5             2.3
  To eliminate intercompany interest expense
   associated with intercompany borrowings from
   Raytheon. The intercompany borrowings were
   extinguished upon consummation of the
   Acquisition.................................        33.1             7.2
                                                     ------          ------
                                                     $(37.0)         $(10.4)
                                                     ======          ======

   The assumed interest rates used are those that were in effect immediately following the closing of the Financings. A change in the interest rate on the drawn Tranche B term loan of one-eighth of one percent (0.125%) would change annual interest expense on the term loan by $0.5 million, before the effect of income taxes.

(g) Income Tax Expense
   In accordance with Regulation S-X of the Securities Act of 1933 (the "Securities Act"), income tax expense has been applied only on the pro forma adjustments at an effective rate of 40%. The 32% income tax benefit rate reflected in the historical REC statement of operations for the quarter ended March 3, 2000 has not been adjusted resulting in a disproportionate tax expense on a combined pro forma basis.

Note 4 Material nonrecurring charges resulting directly from the Transactions

   Nonrecurring charges of $3.8 million net of tax benefit related to the write off of $3.1 million of deferred bank loan financing costs and $2.8 million of bridge loan commitment fees have not been reflected as a pro forma adjustment for the year ended December 3, 1999.

Note 5 EBITDA

   EBITDA represents earnings before interest, taxes, depreciation, amortization and, in the case of pro forma EBITDA, certain other non-cash charges described below. Because of the significance of MK's Westinghouse Government Services Group ("WGSG") and its related minority interests, any minority interest's proportionate share of EBITDA is excluded in this presentation. The Corporation has added back the non-cash charges attributable to the loss on the sale of receivables of $10.8 million for the year ended December 3, 1999 and $3.2 million the quarter ended March 3, 2000 resulting from REC's sale of certain trade accounts receivable to a subsidiary at a discount. This arrangement will not be available to the Corporation after the Acquisition. For pro forma EBITDA for the quarter ended March 3, 2000, the Corporation has also added back a non-cash charge of $8.8 million, which represents the discount on contract price given to a power plant customer in return for a large advance payment used to reduce REC's financing costs. See Note 2 to Notes to Unaudited Pro Forma Condensed Combined Statements of Operations. The Corporation believes that EBITDA provides useful information regarding its ability to service its debt. EBITDA is not a measure of operating performance computed in accordance with generally accepted accounting principles ("GAAP"), and should not be considered as a substitute for earnings from operations, net income or loss, cash flows from operating activities or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity. In addition, EBITDA may not be comparable to similarly titled measures of other companies. EBITDA may not be indicative of historical operating results, and the Corporation does not mean it to be predictive of future results of operations or cash flows. See the statements of cash flows contained within the historical financial statements.

Note 6 EBITDA Margin

   EBITDA margin represents EBITDA as a percentage of revenue.

Note 7 Adjusted EBITDA

   Adjusted EBITDA is equal to EBITDA plus additional adjustments for nonrecurring transactions not related to the Transactions and additional costs the Corporation expects to incur as a result of the Transactions. These adjustments do not qualify as pro forma adjustments under Regulation S-X of the Securities Act and constitute forward-looking information within the meaning of the Securities Act and the Securities Exchange Act of 1934. Accordingly, these costs have been excluded from the pro forma adjustments. Components of Adjusted EBITDA are presented below:

                                            Year ended           Quarter ended
                                         December 3, 1999        March 3, 2000
                                   ----------------------------- -------------
                                   MK Pro Forma for  Pro Forma     Pro Forma
                                     Westinghouse     for the       for the
                                     Acquisition    Transactions Transactions
                                   ---------------- ------------ -------------
   EBITDA.........................      $118.0         $305.6        $82.8
   Adjustments:
     Gain on sale of non-core
      subsidiaries................        (8.7)          (8.7)
     Nonrecurring write-off of
      inventory, less minority
      interest share..............         1.7            1.7
     Additional expected
      enhancement to employee
      benefit plans...............                      (16.0)        (4.0)
                                        ------         ------        -----
   Adjusted EBITDA................      $111.0         $282.6        $78.8
                                        ======         ======        =====

Note 8 Total Depreciation and Amortization net of minority interests' share

   Depreciation and amortization and income tax benefit excludes any minority interests' proportionate share because of the significance of goodwill amortization associated with the acquisition of the Westinghouse Businesses, and the significance of the 40% minority interests in the Westinghouse Businesses, depreciation and amortization included in the calculation of EBITDA excludes any minority interests' proportionate share. Because of the significance of the 40% minority interests in the Westinghouse Businesses, income tax benefit used to calculate EBITDA excludes any minority interests' proportionate share. The Corporation believes the exclusion of the effects of the minority interests is more conservative and more appropriately reflects EBITDA.

Note 9 Backlog, end of period

   The Corporation's backlog consists of uncompleted portions of engineering and construction contracts, including all backlog of WGSG, the Corporation's proportionate share of construction joint venture contracts and the Corporation's share of the uncompleted portions of mining service contracts and ventures for the next five years. Backlog for government contracts includes only two years' portions of those contracts that are currently funded or that the Corporation is highly confident will be funded.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                              As of March 3, 2000
                                 (In millions)

                                                                           Financings and
                                                                             Additional
                                                    REC                     Acquisition
                         Historical Historical   Pro Forma        REC        Pro Forma
                             MK        REC     Adjustments(2)  Pro Forma   Adjustments(2)  Pro Forma
                         ---------- ---------- --------------  ----------  --------------  ---------
Assets
Current assets
 Cash and cash
  equivalents...........  $   25.1   $   26.3     $ (26.3)(a)  $      --      $  568.8 (p) $  593.9
 Accounts receivable....     209.9      226.5        (0.1)(b)       226.4          --         436.3
 Unbilled receivables...     116.4      453.6       (43.4)(c)       410.2          --         526.6
 Deferred income taxes
  and other tax
  assets................      42.3       19.7       (19.7)(d)         --           2.3 (q)     44.6
 Investments in and
  advances to
  construction joint
  ventures..............      64.2        --          --              --           --          64.2
 Inventories............      25.0        --          --              --           --          25.0
 Other..................      16.8        3.3         --              3.3          --          20.1
                          --------   --------     -------      ----------     --------     --------
   Total current
    assets..............     499.7      729.4       (89.5)          639.9        571.1      1,710.7
                          --------   --------     -------      ----------     --------     --------
Investments and other
 assets.................      63.5      107.0       (13.9)(e)        93.1         23.8 (r)    180.4
Investments in mining
 ventures...............      67.4        --          --              --           --          67.4
Deferred income taxes...      46.7        --          --              --           --          46.7
Cost in excess of net
 assets acquired, net...     347.7      435.4      (435.4)(f)         --         472.1 (s)    819.8
Property and equipment,
 net....................     132.8       28.5        28.8 (g)        57.3          --         190.1
                          --------   --------     -------      ----------     --------     --------
   Total non-current
    assets..............     658.1      570.9      (420.5)          150.4        495.9      1,304.4
                          --------   --------     -------      ----------     --------     --------
   Total assets.........  $1,157.8   $1,300.3     $(510.0)     $    790.3     $1,067.0     $3,015.1
                          ========   ========     =======      ==========     ========     ========
Liabilities and
 stockholders' equity
Current liabilities
 Accounts payable.......  $  105.8   $  458.5     $ (19.0)(h)  $    439.5     $    --      $  545.3
 Subcontracts payable...      39.1        --          --              --           --          39.1
 Current portion of
  long-term debt........       --         0.6        (0.6)(h)         --           4.0 (p)      4.0
 Billings in excess of
  cost and estimated
  earnings on
  uncompleted
  contracts.............      56.1      591.1         --            591.1          --         647.2
 Estimated costs to
  complete long-term
  contracts.............      68.6        --         33.1 (i)        33.1          --         101.7
 Accrued salaries,
  wages and benefits....      50.8       53.5         --             53.5          --         104.3
 Accrued
  restructuring.........       --        19.2        25.0 (j)        44.2          --          44.2
 Other accrued
  liabilities...........      34.2      156.3      (148.0)(k)         8.3          --          42.5
                          --------   --------     -------      ----------     --------     --------
   Total current
    liabilities.........     354.6    1,279.2      (109.5)        1,169.7          4.0      1,528.3
Non-current liabilities
 Long-term debt.........      85.0        --          --              --         611.0 (p)    696.0
 Postretirement benefit
  obligation............      80.5       18.9         4.1 (l)        23.0          --         103.5
 Accrued workers'
  compensation..........      37.1        --          --              --           --          37.1
 Pension and deferred
  compensation
  liabilities...........     102.9        --          --              --           --         102.9
 Environmental
  remediation
  obligations...........       6.0        --          --              --           --           6.0
 Deferred tax
  liability.............       --        84.0       (84.0)(d)         --           --           --
 Other accrued
  expenses..............       --        73.5       (20.4)(m)        53.1          --          53.1
                          --------   --------     -------      ----------     --------     --------
   Total liabilities....     666.1    1,455.6      (209.8)        1,245.8        615.0      2,526.9
                          --------   --------     -------      ----------     --------     --------
Minority interests......      83.4        --          --              --           --          83.4
                          --------   --------     -------      ----------     --------     --------
Stockholders' equity
 Common stock and
  capital in excess of
  par...................     249.3        --          --              --           --         249.3
 Retained earnings......     188.7        --          --              --          (3.5)(t)    185.2
 Other stockholders'
  equity................     (29.7)      (6.7)        6.7 (n)         --           --         (29.7)
 Invested equity........       --         --          --              --           --           --
 Parent company
  investment............       --      (148.6)     (306.9)(o)      (455.5)       455.5 (s)      --
                          --------   --------     -------      ----------     --------     --------
   Total stockholders'
    equity..............     408.3     (155.3)     (300.2)         (455.5)       452.0        404.8
                          --------   --------     -------      ----------     --------     --------
   Total liabilities and
    stockholders'
    equity..............  $1,157.8   $1,300.3     $(510.0)     $    790.3     $1,067.0     $3,015.1
                          ========   ========     =======      ==========     ========     ========

                          NOTES TO UNAUDITED PRO FORMA
              CONDENSED COMBINED BALANCE SHEET AS OF MARCH 3, 2000

                                 (In millions)

Note 1 Summary Allocation of Total Acquisition Cost

   The acquisition costs, historical book value, summary of adjustments to historical book value and summary allocation of total acquisition cost which serve as a basis for the adjustments are summarized below. Adjustments to historical book value are based on the purchase method of accounting and reflect estimated fair values of the assets acquired and liabilities assumed in the Acquisition and facts known to date.

   The purchase price will be calculated using selected balance sheet items of REC as of April 30, 2000, as specified in the Stock Purchase Agreement. The purchase price used for purposes of the accompanying pro forma condensed combined balance sheet assumes a purchase price as calculated using the REC April 4, 2000 balance sheet. The purchase price is subject to post-closing adjustments to compensate for any increase or decrease in net working capital and non-current net assets as defined in the Stock Purchase Agreement. Adjustments to the purchase price will result in changes from the preliminary fair value allocation of the acquisition cost which has been used in the preparation of the pro forma condensed combined balance sheet. Such adjustments are expected to have no effect on recorded goodwill. The purchase price of $8.5 million shown under acquisition costs represents the cash payment to Raytheon at Closing that would have resulted using the REC April 4, 2000 balance sheet. The actual cash purchase price paid to Raytheon at Closing, which was calculated based on an estimated April 30, 2000 balance sheet, was $53.0 million.

   Acquisition cost:
     Purchase price................................................... $   8.5
     Transaction costs................................................     8.1
                                                                       -------
         Total acquisition cost....................................... $  16.6
                                                                       =======
   Net liabilities assumed:
     Historical book value............................................ $(155.3)

   Adjustments to historical book value:
     Notes (o) and (n)................................................  (300.2)
                                                                       -------
     Total net liabilities assumed.................................... $(455.5)
                                                                       =======
   Summary allocation of total acquisition cost:
     Working capital.................................................. $(529.8)
     Investments and other assets.....................................    93.1
     Property, plant and equipment....................................    57.3
     Postretirement benefit obligations...............................    (4.1)
     Other accrued expenses and deferred tax liability................   (72.0)
                                                                       -------
       Total net liabilities assumed.................................. $(455.5)
     Goodwill.........................................................   472.1
                                                                       -------
         Total acquisition cost....................................... $  16.6
                                                                       =======

Note 2 REC Pro Forma Adjustments

(a) Cash
  To eliminate cash balances retained by Raytheon pursuant to the Stock Purchase Agreement

(b) Accounts Receivable
  To record a receivable for reimbursement by Raytheon of
  its proportionate share of REC employee retention
  liabilities paid pursuant to the Stock Purchase Agreement.           $   5.0

  To eliminate interest receivable retained by Raytheon
  pursuant to the Stock Purchase Agreement..................              (5.1)
                                                                       -------
                                                                       $   (.1)
                                                                       =======

(c) Unbilled Receivables
  To eliminate billings in excess of costs and earnings
  retained by Raytheon in accordance with the Stock
  Purchase Agreement........................................           $   8.2

  To eliminate claims which were not assumed by MK pursuant
  to the Stock Purchase Agreement...........................            (247.9)

  To reflect the effect of termination of a synthetic lease
  of equipment from an affiliate. The lease terminated in
  accordance with the Stock Purchase Agreement..............              15.9

  To adjust unbilled receivables to conform the accounting
  for revenue recognition on some contracts in progress to
  MK's policies. Revenues on some contracts where
  significant amounts of material are procured in advance of work performed were recorded by REC under the percentage-
  of-completion method using cost input as a measure of
  progress. MK's revenue recognition policy is to record
  revenue for these contracts using direct labor hours as a
  measure of progress.......................................              15.4

  To eliminate a reserve related to a loss on the sale of
  REC to MK recorded in the REC historical balance sheet.
  Raytheon calculated its loss on sale of REC to MK and
  recorded such loss using push down accounting in the REC
  historical balance sheet..................................             165.0
                                                                       -------
                                                                       $ (43.4)
                                                                       =======
(d) Deferred Income Taxes
  To eliminate deferred taxes which were retained by
  Raytheon


(e) Investments and Other Assets
  To eliminate an investment in a joint venture which was
  retained by Raytheon......................................           $ (11.2)

  To record an intangible asset arising from the fair value
  of a right to receive payments under a provision in the
  Stock Purchase Agreement whereby MK will provide Raytheon
  with claim support and collection assistance on claims to
  be retained by Raytheon. The fair value was determined
  using the estimated future cash flows to be received under the agreement discounted at MK's cost of capital. The
  value of the intangible asset is amortized over the three-
  year estimated life of the agreement......................              24.9

  To record an intangible asset for the fair value of a
  joint marketing agreement acquired in the Acquisition. The fair value was determined using the estimated future cash
  flows to be received under the agreement discounted at
  MK's cost of capital. The value of the intangible asset
  will be amortized over the 13 year life of the related
  agreement.................................................              47.2

  To eliminate a pension asset retained by Raytheon which
  includes $35.0 million associated with a curtailment gain
  arising from the sale of REC to MK........................             (74.8)
                                                                       -------
                                                                       $ (13.9)
                                                                       =======

(f) Cost in Excess of Net Assets Acquired
  Represents the elimination of goodwill recorded on the historical balance sheet of REC relating to REC's purchase of businesses in prior years

(g) Property and Equipment
  To record the fair value of a jet aircraft which is being
  acquired from Raytheon in addition to the stock of the
  RECI subsidiaries. The aircraft is being depreciated for
  pro forma purposes over an estimated remaining life of ten
  years.....................................................           $   8.0

  To reflect the effect of the termination of a synthetic
  lease of equipment leased by REC from an affiliate. The
  lease was terminated in accordance with the Stock Purchase
  Agreement.................................................              20.8
                                                                       -------
                                                                       $  28.8
                                                                       =======

(h) Accounts Payable and Long-Term Debt
  To eliminate liabilities retained by Raytheon pursuant to the Stock Purchase Agreement

(i) Estimated Costs to Complete Long-Term Contracts
  To adjust contracts in progress in accordance with Accounting Principles Board Opinion No. 16 to estimated fair value and to allow for a reasonable profit margin for completing such contracts

(j) Accrued Restructuring
  To record a restructuring reserve for cash severance, outplacement and relocation payments expected to be paid pursuant to a plan which management has begun to develop and expects to complete shortly after consummation of the Acquisition

(k) Other Accrued Liabilities
  Reflects the recognition of a liability for REC employee
  retention liabilities to be paid in accordance with the
  terms of the Stock Purchase Agreement.....................           $  10.0

  To eliminate a deferred gain on the sale by RECI of a
   subsidiary...............................................              (5.9)

  To reduce the historical professional liability insurance
  accrual related to completed or closed contracts which
  were retained by Raytheon in accordance with the Stock
  Purchase Agreement........................................             (12.1)

  To eliminate a reserve related to the loss on the sale of
  REC to MK recorded in the REC historical balance sheet.
  Raytheon calculated its loss on the sale of REC to MK and
  recorded the loss using push down accounting in the
  historical REC balance sheet..............................            (140.0)
                                                                       -------
                                                                       $(148.0)
                                                                       =======

(l) Postretirement Benefit Obligation
  To reflect the assumed accumulated postretirement benefit obligation of REC by the elimination of unrecognized actuarial losses and unrecognized prior service costs

(m) Other Accrued Expenses
  To eliminate a deferred gain from the sale of a subsidiary
   of RECI..................................................           $ (17.1)

  To eliminate employee related liabilities to be retained
   by Raytheon..............................................              (3.3)
                                                                       -------
                                                                       $ (20.4)
                                                                       =======
(n) Accumulated Other Comprehensive Loss
  To eliminate accumulated other comprehensive loss


(o) Parent Company Investment
  Elimination of cash balances retained by Raytheon--Note a.......     $ (26.3)
  Adjustment of receivable--Note b................................         (.1)
  Adjustments of unbilled receivables--Note c.....................       (43.4)
  Elimination of deferred taxes--Note d...........................        64.3
  Adjustments to investments and other assets--Note e.............       (13.9)
  Elimination of historical REC goodwill and reflection of
   goodwill related to property and equipment--Note f.............      (435.4)
  Adjustments to property and equipment--Note g...................        28.8
  Elimination of liabilities to be retained by Raytheon--Note h...        19.6
  Adjustment of contracts in progress at estimated fair value--
   Note i.........................................................       (33.1)
  Adjustment to accrued restructuring--Note j.....................       (25.0)
  Adjustments of other accrued liabilities--Note k................       148.0
  Adjustment of postretirement benefit obligation--Note l.........        (4.1)
  Adjustments to other accrued expenses--Note m...................        20.4
  Elimination of accumulated other comprehensive loss--Note n.....        (6.7)
                                                                       -------
    Total pro forma adjustments to REC parent company investment..     $(306.9)
                                                                       =======

Financings and Additional Acquisition Pro Forma Adjustments

(p) Cash and Long-term Debt
  To adjust cash and long-term debt for the Financings and the
   Acquisition as follows:
  Initial borrowings under the Financings:
    Short-term....................................................     $   4.0
    Long-term.....................................................       696.0
                                                                       -------
      Total.......................................................       700.0
  Less: Repayment of existing credit facilities...................       (85.0)
                                                                       -------
  Long-term debt, including current portions, adjustment..........       615.0
  Debt financing costs incurred...................................       (26.9)
  Cash purchase price (see Note 1)................................        (8.5)
  Other acquisition costs incurred with third parties in
   connection with the Acquisition................................        (8.1)
  Bridge loan commitment costs incurred...........................        (2.7)
                                                                       -------
  Cash adjustment.................................................     $ 568.8
                                                                       =======
(q) Deferred Income Taxes and Other Tax Assets
  To record tax benefit associated with the write off of deferred loan fees on the existing line of credit and bridge loan
  commitment costs. The existing line of credit was
  extinguished as a condition of the Financings.

  Write off of deferred loan fees on existing credit facilities...     $  (3.1)
  Bridge loan commitment fees.....................................        (2.7)
                                                                       -------
                                                                          (5.8)
  Effective income tax rate.......................................     X    40%
                                                                       -------
  Deferred tax asset increase.....................................     $   2.3
                                                                       =======

(r) Investments and Other Assets
  To record debt financing costs incurred in connection with the
   Financings.....................................................     $  26.9
  To write off deferred loan fees on existing credit facilities...        (3.1)
                                                                       -------
                                                                       $  23.8
                                                                       =======

(s) Cost in Excess of Net Assets Acquired, Net

   To record the excess of the aggregate purchase price
   over the fair value of the net liabilities assumed
   (goodwill) related to the Acquisition. Goodwill is being
   amortized for pro forma purposes on a straight-line
   basis over twenty years. The pro forma adjustment to
   goodwill is determined as follows:
   Working capital.........................................            $(529.8)
   Investments and other assets............................               93.1
   Property, plant and equipment...........................               57.3
   Postretirement benefit obligation.......................               (4.1)
   Other accrued expenses..................................              (72.0)
                                                                       -------
   Fair value of net liabilities assumed...................             (455.5)
   Total acquisition costs (includes purchase price and
    transaction costs).....................................              (16.6)
                                                                       -------
   Excess cost over net assets acquired....................            $(472.1)
                                                                       =======

  The final allocation of the aggregate purchase price is contingent upon valuations which have not yet been completed. Additionally, the purchase price is subject to a post closing adjustment based on the level of net working capital and non-current net assets at April 30, 2000. Adjustments as a result of the final allocation and any post closing adjustment will have an effect on the pro forma financial statements, although they will not affect EBITDA.


(t) Retained Earnings
   To record adjustment to reflect the loss associated with the write-off of $3.1 million of deferred loan fees on the existing line of credit and $2.7 million of commitment costs of an unused bridge loan facility, net of tax benefit.